EXHIBIT 10.1

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT made as of the 27th day of August, 2009.

BETWEEN:

 MEGAWEST ENERGY MISSOURI CORP., a Delaware corporation, having offices in the City of Calgary, in the Province of Alberta, Canada (hereinafter referred to as "Vendor")

- and -

MEGA PARTNERS 1, LLC, a Delaware limited liability company, having offices in New York, New York, USA (hereinafter referred to as "Purchaser")

WHEREAS Vendor wishes to sell and Purchaser wishes to purchase a portion of the interest of Vendor in and to the Assets, subject to and in accordance with the terms and conditions hereof;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Parties have agreed as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

(a)	"AFE's" means the authorities for expenditure, operations notices and mail ballots, if any, set out in Schedule "B" under the heading "AFE's";

(b)	"Assets" means an undivided ten per cent (10%) interest in and to the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests, but shall not include the Corporate Inventory;

(c)
"Certificate" means a written certification of a matter or matters of fact which, if required from a corporation, shall be made by an officer of the corporation, on behalf of the corporation and not in any personal capacity, and which, if required from a limited partnership, shall be made by the general partner of the limited partnership, on behalf of the limited partnership and not in any personal capacity;

(d)	"Closing" means the closing of the purchase and sale herein provided for;

(e)	"Closing Place" means the offices of Parent in Calgary, Alberta, Canada, or such other place as may be agreed upon in writing by Vendor and Purchaser;

AGREEMENT OF PURCHASE AND SALE
(continued)

(f)	"Closing Time" means the hour of 10:00 a.m. on the 27th day of August, 2009 or such other time and date as may be agreed upon in writing by Vendor and Purchaser;

(g)	"Corporate Inventory" means the equipment and materials set forth and described in Schedule "B" under the heading "Corporate Inventory";

(h)	"Counsel" means any attorney at law, barrister, or solicitor or any firm thereof retained by Vendor or Purchaser, as the case may be;

(i)	"Facilities" means the Grassy Creek Facilities and the Marmaton River Facilities;

(j)
"Grassy Creek Facilities" shall mean the existing land and production project owned by Vendor (including gathering system, water source well, and water disposal well, injection wells, steam injection equipment, tanks and associated equipment and materials) in the Grassy Creek area of Missouri, currently comprised of 15 steam injection wells and 46 production wells, all of which are fully equipped and tied in.  The Project Area for the Grassy Creek Project is the W1/2 Section 16, Township 35N, Range 33W, Vernon County, Missouri, containing 312 acres, more or less, as further described on Schedule “A” under the heading “Grassy Creek”;

(k)	"Lands" means the lands set out in Schedule "A" under the heading "Lease Description/Rights Held";

(l)
"Leased Substances" means all Petroleum Substances, rights to or in respect of which are granted, reserved or otherwise conferred by or under the Title Documents but only to the extent included in the Assets;

(m)
"Marmaton River Facilities" shall mean the existing land and production project owned by Vendor (including gathering system, water source well, and water disposal well, injection wells, steam injection equipment, tanks and associated equipment and materials) in the Marmaton area of Missouri, currently comprised of 13 steam injection wells and 40 production wells, all of which are fully equipped and tied in, and a Subsequent Phase, made up of 10 steam injection wells and 24 production wells, all of which have been drilled but which are not yet completed or tied in.  The Project Area for the Marmaton River Project is that portion of the NE1/4 Section 7 south of Highway 54 (containing 121 acres, more or less); the N1/2 SE Section 7 (containing 80 acres, more or less) the easternmost 30 acres in the SESE Section 7; and that portion of the NWNW Section 8 south of Highway 54 (containing 25 acres, more or less), all in Township 35N, Range 33W, Vernon County, Missouri as further described on Schedule "A" under the heading "Marmaton";

(n)
"Miscellaneous Interests" means, subject to any and all limitations and exclusions provided for in this definition, all property, assets, interests and rights pertaining to the Petroleum and Natural Gas Rights and the Tangibles, or either of them, but only to the extent that such property, assets, interests and rights pertain to the Petroleum and Natural Gas Rights and the Tangibles, or either of them, including without limitation any and all of the following:

AGREEMENT OF PURCHASE AND SALE
(continued)

(i)
contracts and agreements further described on Schedule "A" under the heading "Contracts" relating to the Petroleum and Natural Gas Rights and the Tangibles, or either of them, including without limitation gas purchase contracts, Production Contracts, processing agreements, transportation agreements and agreements for the construction, ownership and operation of facilities;

(ii)
fee simple rights to, and rights to enter upon, use or occupy, the surface of any lands which are or may be used to gain access to or otherwise use the Petroleum and Natural Gas Rights and the Tangibles, or either of them, as further described on Schedule "A" under the heading "Surface Rights";

(iii)
all records, books, documents, licences, reports and data which relate to the Petroleum and Natural Gas Rights and the Tangibles, or either of them, excluding any of the foregoing that pertain to seismic, geological or geophysical matters; and

(iv)	the Wells (and no other wells), including the wellbores and any and all casing;

(o)	"Parent" means MegaWest Energy Corp., a corporation organized under the laws of the Province of Alberta, Canada;

(p)	"Party" means a party to this Agreement;

(q)	"Permitted Encumbrances" means:

(i)	liens for taxes, assessments and governmental charges which are not due or the validity of which is being diligently contested in good faith by or on behalf of Vendor;

(ii)	mechanics', builders' and materialmen's liens in respect of services rendered or goods supplied for which payment is not due;

(iii)
easements, rights of way, servitudes and other similar rights in and to the surface of land (including without limitation rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph and cable television conduits, poles, wires and cables) which do not materially impair the use of the Assets affected thereby;

(iv)
the right reserved to or vested in any municipality or government or other public authority by the terms of any permit or by any statutory provision, to terminate any such permit or to require annual or other periodic payments as a condition of the continuance thereof;

(v)
rights of general application reserved to or vested in any governmental authority to levy taxes on the Leased Substances or any of them or the income therefrom, and governmental requirements and limitations of general application as to production rates on the operations of any property;

AGREEMENT OF PURCHASE AND SALE
(continued)

(vi)
statutory exceptions to title, and the reservations, limitations, provisos and conditions in any original grants from any applicable governing authority of any of the mines and minerals within, upon or under the Lands;

(vii)
any security held by any Third Party encumbering Vendor's interest in and to the Assets or any part or portion thereof, in respect of which Vendor delivers a discharge to Purchaser at or prior to Closing;

(viii)
the Production Contracts and agreement or agreements (if any) for the sale of Leased Substances that are terminable on not greater than 31 days' notice (without an early termination penalty or other cost); and

(ix)	all royalty burdens, liens, adverse claims, penalties, reductions in interests and other encumbrances set out in Schedule "A";

(r)	"Petroleum and Natural Gas Rights" means the interests set out in Schedule "A" under the heading "Lease Description/Rights Held";

(s)
"Petroleum Substances" means any of crude oil, crude bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, natural gas liquids, and any and all other substances related to any of the foregoing, whether liquid, solid or gaseous, and whether hydrocarbons or not, including without limitation sulphur;

(t)	"Production Contracts" means the agreement or agreements, if any, set out in Schedule "B" under the heading "Production Contracts";

(u)	"Purchase Price" means the sum of money first set out in Section 2.6;

(v)
"Specific Conveyances" means all conveyances, assignments, transfers, novations and other documents or instruments that are reasonably required or desirable to convey, assign and transfer the interest of Vendor in and to the Assets to Purchaser and to novate Purchaser in the place and stead of Vendor with respect to the Assets;

(w)
"Tangibles" means the Facilities and any and all other tangible depreciable property and assets which are located within, upon or in the vicinity of the Lands and which are used or are intended to be used to produce, process, gather, treat, measure, make marketable or inject the Leased Substances or any of them or in connection with water injection or removal operations that pertain to the Petroleum and Natural Gas Rights, including without limitation any and all gas plants, oil batteries, buildings, production equipment, pipelines, pipeline connections, meters, generators, motors, compressors, treaters, dehydrators, scrubbers, separators, pumps, tanks, boilers and communication equipment but specifically excluding the Corporate Inventory;

(x)
"Third Party" means any individual or entity other than Vendor and Purchaser, including without limitation any partnership, corporation, trust, unincorporated organization, union, government and any department and agency thereof and any heir, executor, administrator or other legal representative of an individual;

AGREEMENT OF PURCHASE AND SALE
(continued)

(y)	"this Agreement", "herein", "hereto", "hereof" and similar expressions mean and refer to this Agreement of Purchase and Sale;

(z)
"Title Documents" means, collectively, any and all certificates of title, leases, reservations, permits, licences, assignments, trust declarations, operating agreements, royalty agreements, gross overriding royalty agreements, participation agreements, farm-in agreements, sale and purchase agreements, pooling agreements and any other documents and agreements granting, reserving or otherwise conferring rights to (i) explore for, drill for, produce, take, use or market Petroleum Substances, (ii) share in the production of Petroleum Substances, (iii) share in the proceeds from, or measured or calculated by reference to the value or quantity of, Petroleum Substances which are produced, and (iv) rights to acquire any of the rights described in items (i) to (iii) of this definition; but only if the foregoing pertain in whole or in part to Petroleum Substances within, upon or under the Lands; including without limitation those, if any, set out in Schedule "A" under the heading "Title Document(s)";

(aa)
"Vendor's Knowledge" shall mean the knowledge of any supervisors involved directly in matters relating to the matter to which the Knowledge qualifier relates or the current officers, directors or managers of such Vendor, all after due inquiry and investigation; and

(bb)
"Wells" means all wells which have been, are, or may be used in connection with the Petroleum and Natural Gas Rights, including without limitation producing, shut-in, abandoned, water source, water disposal, water injection, steam injection, evaluation and delineation wells.

1.2	Headings

The expressions "Article", "section", "subsection", "clause", "subclause", "paragraph" and "Schedule" followed by a number or letter or combination thereof mean and refer to the specified article, section, subsection, clause, subclause, paragraph and schedule of or to this Agreement.

1.3	Interpretation Not Affected by Headings

The division of this Agreement into Articles, sections, subsections, clauses, subclauses and paragraphs and the provision of headings for all or any thereof are for convenience and reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Included Words

When the context reasonably permits, words suggesting the singular shall be construed as suggesting the plural and vice versa, and words suggesting gender or gender neutrality shall be construed as suggesting the masculine, feminine and neutral genders.

1.5	Schedules

There are appended to this Agreement the following schedules pertaining to the following matters:

AGREEMENT OF PURCHASE AND SALE
(continued)

Schedule "A"	-	Lease Description/Rights Held
-	Grassy Creek
-	Marmaton
-	Contracts
-	Surface Rights
-	Title Document(s)

Schedule "B"	-	AFE's
-	Production Contracts
-	Corporate Inventory
-	Pre-Closing Liabilities
-	Wire Transfer
-	Potential Plugging Obligations
-	Information

Schedule "C"	-	Form of Petroleum, Natural Gas and General Rights Conveyance

Schedule "D"	-	Form of Certificate of Vendor

Schedule "E"	-	Form of Certificate of Purchaser

Such schedules are incorporated herein by reference as though contained in the body hereof.  Wherever any term or condition of such schedules conflicts or is at variance with any term or condition in the body of this Agreement, such term or condition in the body of this Agreement shall prevail.

1.6	Damages

All losses, costs, claims, damages, expenses and liabilities in respect of which a Party has a claim pursuant to this Agreement include without limitation reasonable legal fees and disbursements on a solicitor and client basis.

ARTICLE 2
PURCHASE AND SALE AND CLOSING

2.1	Purchase and Sale

Vendor hereby agrees to sell, assign, transfer, convey and set over to Purchaser, and Purchaser hereby agrees to purchase from Vendor, the Assets (whether Vendor's interest is absolute or contingent, legal or beneficial) subject to and in accordance with the terms of this Agreement.

2.2	Closing

Subject to Sections 3.1 and 3.2, Closing shall take place at the Closing Place at the Closing Time.  Subject to all other provisions of this Agreement, possession, risk and ownership of the Assets shall pass from Vendor to Purchaser at the Closing Time.

AGREEMENT OF PURCHASE AND SALE
(continued)

2.3	Specific Conveyances

Vendor shall prepare the Specific Conveyances at its cost and as required, none of which shall confer or impose upon a Party any greater right or obligation than contemplated in this Agreement.  All Specific Conveyances that are prepared and circulated to Purchaser by Vendor a reasonable time prior to the Closing Time shall be executed and delivered by the Parties at Closing.  Forthwith after Closing, Purchaser shall, at its cost, record all Specific Conveyances that by their nature may be recorded.

2.4	Title Documents and Miscellaneous Interests

Vendor shall deliver to Purchaser after Closing, upon the specific written request of Purchaser and at Purchaser's cost, copies of the Title Documents and any other agreements and documents to which the Assets are subject and copies of contracts, agreements, records, books, documents, licences, reports and data comprising Miscellaneous Interests which are now in the possession of Vendor or of which it gains possession prior to Closing.

2.5	Form of Payment

All payments to be made pursuant to this Agreement shall be in United States funds.  All payments to be made at Closing shall be made by wire transfer to the account designated by Vendor on Schedule "B" under the heading "Wire Transfer".

2.6	Purchase Price

The aggregate consideration to be paid by Purchaser to Vendor for Vendor's interest in and to the Assets shall be US$2,000,000.00.  At Closing, Purchaser shall pay to Vendor the Purchase Price.  The Parties agree that the value of the interest of Vendor in and to the Tangibles and in and to the Miscellaneous Interests is US$900,000.00.  At Closing, Purchaser shall be solely responsible for all sales taxes, transfer taxes, fees, charges, levies or similar assessments which may be imposed by any governmental authority and pertaining to its acquisition of the Assets or to the circulation and registration of the Specific Conveyances and shall remit any such amounts to the applicable governmental authority according to law.

2.7	Allocation of Purchase Price

The Parties shall allocate the Purchase Price as follows:

Petroleum and Natural Gas Rights Tangibles Miscellaneous Interests Total	$1,100,000.00 899,990.00 10.00 $2,000,000.00

AGREEMENT OF PURCHASE AND SALE
(continued)

ARTICLE 3
CONDITIONS OF CLOSING

3.1	Purchaser's Conditions

The obligation of Purchaser to purchase the Assets is subject to the following conditions precedent, which are inserted herein and made part hereof for the exclusive benefit of Purchaser and may only be waived by Purchaser:

(a)
except for representations qualified by "material" or "materiality" in which case such representations must be true and accurate in all respects when made and at Closing, the representations and warranties of Vendor herein contained shall be true in all material respects when made and as of the Closing Time, and a Certificate to that effect shall have been delivered by Vendor to Purchaser at Closing;

(b)
except for obligations qualified by "material" or "materiality" in which case compliance must be performed and complied with in all respects by Vendor prior to or at the Closing, all obligations of Vendor contained in this Agreement to be performed prior to or at Closing shall have been timely performed in all material respects, and a Certificate to that effect shall have been delivered by Vendor to Purchaser at Closing;

(c)
from the date hereof to the Closing Time, the Assets shall have suffered no material, adverse damage or change, and a Certificate to that effect shall have been delivered by Vendor to Purchaser at Closing;

(d)
no suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement; and

(e)	Vendor shall have delivered to Purchaser at or prior to Closing discharges of any security held by any Third Party encumbering Vendor's interest in and to the Assets or any part or portion thereof.

If any one or more of the foregoing conditions precedent has or have not been satisfied, complied with, or waived by Purchaser, at or before the Closing Time, Purchaser may in addition to any other remedies which it may have available to it, rescind this Agreement by written notice to Vendor.  The provisions of this Section 3.1 shall not limit or waive any claim by Purchaser for the Vendor's indemnification set forth in Sections 4.1 and 5.1.  If Purchaser rescinds this Agreement, Purchaser and Vendor shall be released and discharged from all obligations hereunder except as provided in Sections 3.3 and 11.14.

3.2	Vendor's Conditions

The obligation of Vendor to sell the Assets is subject to the following conditions precedent, which are inserted herein and made part hereof for the exclusive benefit of Vendor and may be waived by Vendor:

AGREEMENT OF PURCHASE AND SALE
(continued)

(a)
the representations and warranties of Purchaser herein contained shall be true in all material respects when made and as of the Closing Time, and a Certificate to that effect shall have been delivered by Purchaser to Vendor at Closing;

(b)
all obligations of Purchaser contained in this Agreement to be performed prior to or at Closing shall have been timely performed in all material respects, and a Certificate to that effect shall have been delivered by Purchaser to Vendor at Closing;

(c)	all amounts to be paid by Purchaser to Vendor at Closing shall have been paid to Vendor in the form stipulated in this Agreement; and

(d)
Parent shall have received US$2,200,000.00 in connection with the issuance and sale of perpetual convertible preferred shares and common stock purchase warrants as contemplated by that certain Confidential Term Sheet executed by Parent and Purchaser.

If any one or more of the foregoing conditions precedent has or have not been satisfied, complied with, or waived by Vendor, at or before the Closing Time, Vendor may in addition to any other remedies which it may have available to it, rescind this Agreement by written notice to Purchaser.  If Vendor rescinds this Agreement, Purchaser and Vendor shall be released and discharged from all obligations hereunder except as provided in Sections 3.3 and 11.14.

3.3	Efforts to Fulfil Conditions Precedent

Purchaser and Vendor shall proceed diligently and in good faith and use best efforts to satisfy and comply with and assist in the satisfaction and compliance with the conditions precedent.  If Purchaser or Vendor elect to rescind this Agreement pursuant to Sections 3.1 and 3.2 (respectively), such Party shall include the reason for the failure of the condition precedent along with the written notices set forth in Sections 3.1 and 3.2.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of Vendor

Except for the express representations and warranties of Vendor set forth in this Section 4.1 and the representations and warranties of Vendor set forth in the Specific Conveyances, Purchaser acknowledges that it is purchasing Vendor's interest in and to the Assets on an "as is, where is" basis, without representation and warranty and without reliance on any information provided to or on behalf of Purchaser by Vendor or any Third Party.  Subject in all instances to Permitted Encumbrances, Vendor makes the following representations and warranties to Purchaser as of the date of this Agreement and as of the Closing Time (provided, however, no claim in respect of which shall be made or be enforceable by Purchaser unless written notice of such claim, with reasonable particulars, is given by Purchaser to Vendor within a period of three (3) years from the Closing Time):

(a)
Vendor is a corporation duly organized and validly existing under the laws of the State of Delaware, is authorized to carry on business in the State in which the Lands are located, and has good right, full power and absolute authority to sell, assign, transfer, convey and set over the interest of Vendor in and to the Assets;

AGREEMENT OF PURCHASE AND SALE
(continued)

(b)
the execution, delivery and performance of this Agreement has been duly and validly authorized by any and all requisite corporate, shareholders' and directors' actions and will not result in any violation of, be in conflict with or constitute a default under any articles, charter, bylaw or other governing document to which Vendor is bound;

(c)
the execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with or constitute a default under any term or provision of any agreement or document to which Vendor is party or by which Vendor is bound, nor under any judgment, decree, order, statute, regulation, rule or license applicable to Vendor;

(d)	this Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of Vendor enforceable against Vendor in accordance with their terms;

(e)
no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets is required for the due execution, delivery and performance by Vendor of this Agreement, other than authorizations, approvals or exemptions from requirement therefor, previously obtained and currently in force;

(f)
Vendor has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the transaction to be effected by it for which Purchaser shall have any obligation or liability;

(g)
the interest of Vendor in and to all property, assets, interests and rights comprising the Tangibles is sufficient such that Vendor is not subject to any penalty, fee, levy, charge or other compensation payable to any Third Party for the use of or access to the Tangibles, and, without restricting the generality of the foregoing, none of the Tangibles is leased or rented;

(h)
Except for the Permitted Encumbrances, Vendor has not alienated or encumbered the Assets or any part or portion thereof, Vendor has not committed and is not aware of there having been committed any act or omission whereby the Assets or any part or portion thereof may be cancelled or determined or owing to another party, and the Assets are now free and clear of all liens, royalties, conversion rights and other claims of Third Parties, created by, through or under Vendor or of which Vendor has knowledge;

(i)	Vendor has not received notice from any Third Party claiming an interest in and to the Assets adverse to the interest of Vendor and Vendor has no reason to believe that any such claim may be made;

(j)
Vendor has not failed to comply with, perform, observe or satisfy any term, condition, obligation or liability which has heretofore arisen under the provisions of any of the Title Documents or any other agreements and documents to which the Assets are subject in any material respect and to Vendor's Knowledge, all other parties to said agreements and documents are not in breach or default thereof in any material respect;

AGREEMENT OF PURCHASE AND SALE
(continued)

(k)
Vendor has not received notice of default and is not in any material respect and to Vendor's Knowledge, in any default under any obligation, agreement, document, order, writ, injunction or decree of any court or of any commission or administrative agency, which might result in impairment or loss of the interest of Vendor in and to the Assets or which might otherwise adversely affect the Assets;

(l)
no suit, action or other proceeding before any court or governmental agency has been commenced against Vendor or, to the knowledge, information and belief of Vendor, has been threatened against Vendor or any Third Party, which might result in impairment or loss of the Assets or which might otherwise adversely affect the Assets or any rights to, and rights to enter upon, use or occupy the surface of any lands which are or may be used to gain access to or otherwise use the Petroleum and Natural Gas Rights and the Tangibles, or either of them;

(m)	except as to routine, regular maintenance operations on the Assets, the Assets are currently idle and not in operation or production;

(n)
all amounts due and payable by Vendor to Third Parties prior to the date hereof and pertaining to the Assets have been fully paid, including without limitation (i) any and all ad valorem and property taxes, (ii) any and all production, severance and similar taxes, charges and assessments based upon or measured by the ownership or production of the Leased Substances or any of them or the receipt of proceeds therefor, and (iii) all amounts due and payable in connection with Permitted Encumbrances, provided however, in the case of any and all amounts due and payable prior to the time Vendor acquired an interest in and to the Assets to which such amounts pertain, Vendor makes this representation and warranty only based upon Vendor's Knowledge;

(o)
in respect of the Assets except in connection with the AFE's, there are no financial commitments of Vendor which are in excess of $25,000.00 and which are due as of the date hereof or which may become due by virtue of matters occurring or arising prior to the date hereof;

(p)
in respect of the Assets that are operated by Vendor, if any, Vendor holds all valid licenses, permits and similar rights and privileges that are required and necessary under applicable law to operate the Assets as presently operated and holds all contracts or agreements that are reasonably necessary to own, explore, develop, maintain or use the Assets in the manner in which they are currently being owned, explored, developed, operated, maintained or used;

(q)
any and all operations of Vendor, and to Vendor's Knowledge, any and all operations by Third Parties, on or in respect of the Assets, have been conducted in accordance with good oil and gas industry practices and in material compliance with all applicable laws, rules, regulations, orders and directions of governmental and other competent authorities;

(r)	there are no active area of mutual interest provisions in any of the Title Documents or other agreements or documents to which the Assets are subject;

AGREEMENT OF PURCHASE AND SALE
(continued)

(s)
excepting production limits of general application in the oil and gas industry, none of the Wells is subject to production or other penalties imposed by the Title Documents or by any other agreements and documents to which the Assets are subject, or by any laws, rules, regulations, orders or directions of governmental or other competent authorities;

(t)	Vendor is not aware of and has not received:

(i)
any orders or directives which relate to environmental matters and which require any work, repairs, construction or capital expenditures with respect to the Assets, where such orders or directives have not been complied with in all material respects; or

(ii)
any demand or notice issued with respect to the breach of any environmental, natural resource, human health or safety law, rule, regulation, statute, ordinance, guideline, code or other legally enforceable requirement applicable to the Assets, including without limitation, respecting the use, storage, treatment, transportation or disposition of environmental contaminants (as such laws, rules, regulations, statutes, ordinances, guidelines, codes or requirements are in existence as of the date of this Agreement, "Applicable Environmental Laws"), which demand or notice remains outstanding on the date hereof;

(iii)	information concerning a condition that with the passage of time could result in a demand or notice as described in Subsection (t)(ii) above.

(u)
except for the Production Contracts, Vendor is not a party to and the Assets are not otherwise bound or affected by any (i) production sales contracts pertaining to the Leased Substances or any of them that cannot be terminated on notice of 31 days or less (without an early termination penalty or other cost), (ii) gas balancing or similar agreements pertaining to the Leased Substances or any of them, (iii) agreements for the transportation, processing or disposal of the Leased Substances or any of them or substances produced in connection with the Leased Substances or any of them, (iv) agreements for the contract operation by a Third Party of the Assets or any of them, and (v) agreements to provide transportation, processing or disposal capacity or service to any Third Party;

(v)
except as set forth on Schedule "B" under the heading "Pre-Closing Liabilities", no agreement or document to which the Assets or Vendor is bound involves an assumption by Purchaser or its successors of any pre-Closing liabilities or claims, or any post-Closing liabilities or claims aside from those arising under the oil and gas leases comprising the Assets or pursuant to the Operating Agreement described in Section 10.1;

(w)
Schedule "B" under the heading "Potential Plugging Obligations" lists all dry holes, shut-in, or inactive wells on the Assets or on lands pooled or unitized therewith drilled by Vendor (or to Vendor’s Knowledge, drilled by other parties) other than those:  (i) properly plugged and abandoned; and (ii) wells that are shut in or temporarily inactive are in compliance with all applicable regulations, laws or rules for which a reasonably prudent operator would use such wells in the future;

AGREEMENT OF PURCHASE AND SALE
(continued)

(x)
to the Vendor's Knowledge, except for the proposed restart costs relating to the Facilities, the Tangibles have been maintained in a state of repair so as to be reasonably adequate for normal operations;

(y)
to Vendor’s Knowledge, all of the information provided to Purchaser in writing or orally by the Parties listed on Schedule "B" under the heading "Information” heretofore or hereafter furnished by Vendor with respect to the Assets is true and correct in all material respects, and, to Vendor’s Knowledge, does not omit any information that is necessary to prevent such information from being misleading in any material respect;

(z)
to Vendor's Knowledge, the location of each well and plant (if drilled or built) would comply with all applicable laws and all applicable rules, regulations and orders of governmental agencies having jurisdiction; and

(aa)	no Asset is subject to (or has related to it) any "partnership" (as defined in Section 761 of the United States Internal Revenue Code of 1986 (as amended from time to time).

4.2	Representations and Warranties of Purchaser

Purchaser makes the following representations and warranties to Vendor, no claim in respect of which shall be made or be enforceable by Vendor unless written notice of such claim, with reasonable particulars, is given by Vendor to Purchaser within a period of three (3) years from the Closing Time:

(a)
Purchaser is a limited liability company duly organized and validly constituted under the laws Delaware and, on the day of the Closing Time will be authorized to carry on business in the State in which the Lands are located, and will have good right, full power and absolute authority to purchase the interest of Vendor in and to the Assets;

(b)
the execution, delivery and performance of this Agreement has been duly and validly authorized by any and all requisite partnership actions and will not result in any violation of, be in conflict with or constitute a default under any partnership agreement or other governing document to which Purchaser is bound;

(c)
the execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with or constitute a default under any term or provision of any agreement or document to which Purchaser is party or by which Purchaser is bound, nor under any judgment, decree, order, statute, regulation, rule or license applicable to Purchaser;

(d)	this Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms;

(e)
no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body exercising jurisdiction over the Assets is required for the due execution, delivery and performance by Purchaser of this Agreement, other than authorizations, approvals or exemptions from requirement therefor, previously obtained and currently in force; and

AGREEMENT OF PURCHASE AND SALE
(continued)

(f)
Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the transaction to be effected by it for which Vendor shall have any obligation or liability.

ARTICLE 5
INDEMNITIES

5.1	Vendor's Indemnities

Vendor shall be liable to Purchaser for and shall, in addition, indemnify Purchaser from and against, all losses, costs, claims, damages, expenses (including without limitation, court costs and consultants' and attorneys' fees) and liabilities suffered, sustained, paid or incurred by Purchaser (a) which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in Section 4.1 been accurate and truthful, or (b) which relate to or arise from Vendor's ownership or operation of the Assets prior to the Closing Time.

5.2	Purchaser's Indemnities for Representations and Warranties

Purchaser shall be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in Section 4.2 been accurate and truthful.

5.3	Time Limitation

No claim under this Article 5 shall be made or be enforceable by a Party unless written notice of such claim, with reasonable particulars, is given by such Party to the Party against whom the claim is made within a period of three (3) years from the Closing Time.

5.4	Limitation

Notwithstanding any other provision in this Agreement, Purchaser shall not be liable to nor be required to indemnify Vendor in respect of any losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor in respect of which Vendor is liable to and has indemnified Purchaser pursuant to Section 5.1, and Vendor shall not be liable to nor be required to indemnify Purchaser in respect of any losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Purchaser in respect of which Purchaser is liable to and has indemnified Vendor pursuant to Section 5.2, in both cases disregarding the time limit set out in Section 5.3.

ARTICLE 6
PURCHASER'S INDEMNITIES

6.1	General Indemnity

Purchaser shall be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor which arise out of any matter or thing occurring or arising from and after the Closing Time and which relates to the Assets, provided however that subject to the provisions of Section 6.3 hereof, Purchaser shall not be liable to nor be required to indemnify Vendor in respect of any losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor that arise out of acts or omissions of Vendor or to the extent such matters are items for which Vendor indemnifies Purchaser pursuant to Section 5.1 above.

AGREEMENT OF PURCHASE AND SALE
(continued)

6.2	Abandonment and Reclamation

Purchaser shall see to the timely performance of all abandonment and reclamation obligations pertaining to the ownership of the Assets after the Closing Time (as further set forth in Section 6.3 below) which in the absence of this Agreement would be the responsibility of Vendor.  Purchaser shall be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor should Purchaser fail to timely perform such obligations.

6.3	Environmental Matters

Except to the extent such matters are items for which Vendor indemnifies Purchaser pursuant to Section 5.1 above, Purchaser shall be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor which pertain to environmental damage or contamination or other environmental problems but only to the extent relating to the ownership of the Assets after the Closing Time and to the extent such environmental damage or contamination or other environmental problems occur or arise subsequent to the Closing Time.  Without limiting the generality of the foregoing, such environmental damage or contamination or other environmental problems shall include (i) surface, underground, air, ground water or surface water contamination, (ii) the abandonment or plugging of or failure to abandon or plug any of the Wells, (iii) the restoration or reclamation of any part of the Assets, (iv) the breach of applicable government rules and regulations in effect at any time (including any Applicable Environmental Laws), and (v) the removal of or failure to remove foundations, structures or equipment.

ARTICLE 7
OPERATING ADJUSTMENTS

7.1	No Adjustments

Except for the indemnity obligation under Article 5, there shall be no adjustments made between the Parties in respect of benefits and obligations of any kind and nature relating to the operation (prior to the Closing Time) of the Assets conveyed pursuant to this Agreement, including without limitation maintenance, development, operating and capital costs, government incentives and administration fees, royalties and other burdens, and proceeds from the sale of production, whether accruing, payable or paid and received or receivable.

AGREEMENT OF PURCHASE AND SALE
(continued)

ARTICLE 8
MAINTENANCE OF ASSETS

8.1	Maintenance of Assets

Until the Closing Time, Vendor shall, to the extent that the nature of its interest permits, and subject to the Title Documents and any other agreements and documents to which the Assets are subject:

(a)
maintain the Assets in a proper and prudent manner in accordance with good oil and gas industry practices and in material compliance with all applicable laws, rules, regulations, orders and directions of governmental and other competent authorities;

(b)	pay or cause to be paid all costs and expenses relating to the Assets which become due from the date hereof to the Closing Time; and

(c)	perform and comply with all covenants and conditions contained in the Title Documents and any other agreements and documents to which the Assets are subject.

8.2	Consent of Purchaser

Notwithstanding Section 8.1, until the time of Closing, Vendor shall not, without the written consent of Purchaser, which consent shall not be unreasonably withheld by Purchaser and which, if provided, shall be provided in a timely manner:

(a)
make any commitment or propose, initiate or authorize any capital expenditure with respect to the Assets of which Vendor's share is in excess of $25,000.00, except in case of an emergency or in respect of amounts which Vendor may be committed to expend or be deemed to authorize for expenditure without its consent;

(b)	surrender or abandon any of the Assets;

(c)	amend or terminate any Title Document or any other agreement or document to which the Assets are subject, or enter into any new agreement or commitment relating to the Assets; or

(d)	sell, encumber or otherwise dispose of any of the Assets or any part or portion thereof excepting sales of the Leased Substances or any of them in the normal course of business.

ARTICLE 9
PRE-CLOSING INFORMATION

9.1	Production of Documents

At all reasonable times from the date hereof until the Closing Time, Vendor shall make available to Purchaser and Purchaser's Counsel in Vendor's offices in Calgary, Alberta, Canada the following information pertaining to the Assets to which Vendor has possession or to which it has access:

AGREEMENT OF PURCHASE AND SALE
(continued)

(a)	all title opinions and reports;

(b)
all of the Title Documents and any other agreements and documents to which the Assets are subject including without limitation (i) production sales contracts pertaining to the Leased Substances or any of them, (ii) gas balancing or similar agreements pertaining to the Leased Substances or any of them, (iii) agreements for the transportation, processing or disposal of the Leased Substances or any of them or substances produced in connection with the Leased Substances or any of them, (iv) agreements for the contract operation by a Third Party of the Assets or any of them, and (v) agreements to provide transportation, processing or disposal capacity or service to any Third Party;

(c)	mortgages, deeds of trust, security agreements, chattel mortgages and other encumbrances affecting the Assets;

(d)	evidence with respect to the payment of all bonuses, rentals, royalties and other payments due under the Title Documents and any other agreements and documents to which the Assets are subject;

(e)	evidence with respect to the payment of all taxes, charges and assessments pertaining to the Assets;

(f)	lease records, data sheets, production records, ownership maps and surveys;

(g)	permits, easements, licenses and orders;

(h)	all documents and information relevant to environmental damage or contamination or other environmental problems pertaining to the Assets;

(i)	accounting records, policies of insurance, consulting agreements, field contracts and other agreements relating to the operation of the Assets; and

(j)	any additional information directly related to the Assets and reasonably requested by Purchaser to the extent such information is in Vendor's possession or control.

ARTICLE 10
OPERATIONS FOLLOWING CLOSING

10.1	Operating Agreement

The Parties shall execute at Closing an Operating Agreement substantially in the form attached as Schedule "F" hereto, which operating Agreement shall govern operations on the Lands subsequent to the Closing Time.

AGREEMENT OF PURCHASE AND SALE
(continued)

ARTICLE 11
GENERAL

11.1	Further Assurances

Each Party will, from time to time and at all times after Closing, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.  Until Purchaser receives legal ownership of the Assets, Vendor shall act as Purchaser's agent (including without limitation to serve operation notices and authorizations for expenditure) as Purchaser reasonably and lawfully directs.  Purchaser shall be liable to Vendor and shall, in addition, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor arising in connection with all acts or omissions of Vendor in its capacity as agent of Purchaser to the extent such acts and omissions were expressly authorized by Purchaser. For a period not to exceed the time limitation set forth in Article 5.3 herein, each Party shall give prompt notice to the other Party of the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which, to such Party’s Knowledge, would be likely to cause any representation or warranty contained in Article 4 to be untrue or inaccurate.  The delivery of any notice pursuant to this Article 11.1 shall not be deemed to (i) modify the representations or warranties hereunder of the Party delivering such notice or (ii) limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

11.2	No Merger

The covenants, representations, warranties and indemnities contained in this Agreement shall be deemed to be restated in any and all assignments, conveyances, transfers and other documents conveying the interests of Vendor in and to the Assets to Purchaser, subject to any and all time and other limitations contained in this Agreement.  There shall not be any merger of any covenant, representation, warranty or indemnity in such assignments, conveyances, transfers and other documents notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived.

11.3	Entire Agreement

The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail.  No amendments shall be made to this Agreement unless in writing, executed by the Parties.  This Agreement supersedes all other agreements, documents, writings and verbal understandings among the Parties relating to the subject matter hereof and expresses the entire agreement of the Parties with respect to the subject matter hereof.

11.4	Subrogation

The assignment and conveyance to be effected by this Agreement is made with full right of substitution and subrogation of Purchaser in and to all covenants, representations, warranties and indemnities previously given or made by others in respect of the Assets or any part or portion thereof.

AGREEMENT OF PURCHASE AND SALE
(continued)

11.5	Governing Law

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Missouri applicable to a contract executed and performed in such State, without giving effect to conflicts of laws principles requiring the application of the law of another State, except that, to the extent that the law of a state in which a portion of the Assets is located (or which is otherwise applicable to a portion of the Assets) necessarily governs, the law of such state shall apply as to that portion of the property located in (or otherwise subject to the laws of) such state.  EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  Each Party hereby (a) irrevocably submits to the exclusive jurisdiction of the state and federal courts of Jackson County, Missouri, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and (b) waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed; (ii) such suit, action or proceeding is brought in an inconvenient forum; or, (iii) the venue of such suit, action or proceeding is improper.

11.6	Enurement

This Agreement may not be assigned by a Party without the prior written consent of the other Party, which consent may be unreasonably and arbitrarily withheld.  This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and permitted assigns.

11.7	Time of Essence

Time shall be of the essence in this Agreement.

11.8	Notices

The addresses for service and the fax numbers of the Parties shall be as follows:

Vendor -	MegaWest Energy Missouri Corp. c/o MegaWest Energy Corp. 800, 926 - 5th Avenue S.W. Calgary, Alberta, Canada T2P 0N7 Attention: Land Department (403) 984-6343

Purchaser -	Mega Partners 1, LLC 641 Lexington Ave., 26th Floor New York, New York 10022 Attention: Jay Snodgrass, Associate, and Kim Page, Controller (Fax) (212) 207-3452

AGREEMENT OF PURCHASE AND SALE
(continued)

All notices, communications and statements required, permitted or contemplated hereunder shall be in writing, and shall be delivered as follows:

(a)	by personal service on a Party at the address of such Party set out above, in which case the item so served shall be deemed to have been received by that Party when personally served;

(b)	by facsimile transmission to a Party to the fax number of such Party set out above, in which case the item so transmitted shall be deemed to have been received by that Party when transmitted; or

(c)
except in the event of an actual or threatened postal strike or other labour disruption that may affect mail service, by mailing first class registered post, postage prepaid, to a Party at the address of such Party set out above, in which case the item so mailed shall be deemed to have been received by that Party five days following the date of mailing (the date of mailing being the postmarked date of the envelope containing the notice, communication or statement or if the subject envelope has been lost or destroyed, the date of such notice, communication or statement or if undated the date of the transmittal letter accompanying the same).

A Party may from time to time change its address for service or its fax number or both by giving written notice of such change to the other Party.

11.9	Limit of Liability

Except in the case of Vendor's fraud or wilful misconduct, in no event shall the liability of Vendor to Purchaser in respect of claims of Purchaser arising out of or in connection with this Agreement exceed, in the aggregate, the Purchase Price.  Furthermore, in no event shall any Party be liable to the other Party hereunder for any indirect, consequential, exemplary, special or incidental damages.

11.10	Invalidity of Provisions

In case any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.11	Waiver

No failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any right or remedy in law or in equity or by statute or otherwise conferred.  No waiver of any provision of this Agreement, including without limitation, this section, shall be effective otherwise than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of the Party making such waiver.

AGREEMENT OF PURCHASE AND SALE
(continued)

11.12	Amendment

This Agreement shall not be varied in its terms or amended by oral agreement or by representations or otherwise other than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of each Party.

11.13	Agreement not Severable

This Agreement extends to the whole of the Assets and is not severable without Purchaser's express written consent or as otherwise herein provided.

11.14	Confidentiality and Public Announcements

Until Closing has occurred, each Party shall keep confidential all information obtained from the other Party in connection with the Assets and shall not release any information concerning this Agreement and the transactions herein provided for, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Nothing contained herein shall prevent a Party at any time from furnishing information (i) to any governmental agency or regulatory authority or to the public if required by applicable law, provided that the Parties shall advise each other in advance of any public statement which they propose to make, (ii) in connection with obtaining consents or complying with preferential, pre-emptive or first purchase rights contained in Title Documents and any other agreements and documents to which the Assets are subject, or (iii) to procure the consent of Purchaser's lenders, partners, or joint investors (or any potential successor thereof).

11.15	Perpetuities

Notwithstanding anything elsewhere herein contained, the right of Purchaser to acquire any interest in the Assets from Vendor shall not extend beyond twenty one (21) years after the lifetime of the last survivor of the lawful descendants now living of Her Majesty Queen Elizabeth II.

11.16	Negotiated Transaction

The Parties (a) represent and warrant to each other that in the negotiation and drafting of this Agreement, they have been represented by, and have relied upon the advice and counsel of, Counsel of their own choosing, and (b) affirm their Counsel have both had a substantial role in the negotiation and drafting of this Agreement and, therefore, this Agreement shall be deemed drafted by all Parties and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

11.17	Counterpart Execution

This Agreement may be executed in multiple counterparts, no one copy of which need be executed by Vendor and Purchaser.  A valid and binding contract shall arise if and when counterpart execution pages are executed and delivered by Vendor and Purchaser.

AGREEMENT OF PURCHASE AND SALE
(continued)

IN WITNESS WHEREOF the Parties have executed and delivered this Agreement as of the day and year first above written.

MEGAWEST ENERGY MISSOURI CORP.	MEGA PARTNERS 1, LLC, a Delaware limited liability company
Per: ________________________________ Per: ________________________________	By: ________________________________ Name: ________________________________ Title: ________________________________

SCHEDULE "A"

THIS PAGE AND THE  SCHEDULES FOUND IN EXHIBIT 10.2 (THE OPERATING AGREEMENT) CONTAIN THE LEASE DESCPRIPTONS FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 27th DAY OF AUGUST, 2009 BETWEEN MEGAWEST ENERGY MISSOURI CORP. AND MEGA PARTNERS 1, LLC.

Marmaton

Inventory
Chemicals and minor spare parts
Phase 1 wells
40 production wells phase 1 c/w pumpjacks-tubing- wellheads
13 Injection Wells, phase 1 c/w tubing, steam meters
Oil field piping
2 Service wells

Phase 2 wells
24 production wells phase 2 standing cased
10 Injection Wells, standing cased
In stock materials for MR2 pipe fittings instruments valves etc.
In stock materials surplus to MR2 pipe fittings instruments valves etc.

Facilities
Empire gas line (to MR1 and Grassy Creek)
plant and battery building
Thermotics 50MMBTU Generator
Steam and Condensate piping
Water Source Equipment -Pump-VFD-Transformer- MO
Disposal Well tubing, meter-MO
Tanks (14)-MO
Electrical -MO
Softener Skid MARLOW - MO
Transfer Pumps - MO
Disposal Pumps (2) - MO
Control Valves - MO
Power Gen Set - MO
Heat tracing and insulation

SCHEDULE "A"
(continued)

Grassy Creek

Inventory
Chemicals and minor spare parts
Phase 1 wells
46 production wells-pumpjacks-tubing- wellheads materials only
15 Injection Wells, casing, tubing, steam meters materials only
2 Service wells

Facilities

Empire gas line (MR1 and Grassy Creek)
Steam, condensate and oil field piping
plant and battery building
CE Natco 50MMBTU Generator
Water Source Equipment -Pump-transformer casing- MO
Disposal Well Casing, tubing, meter-MO
Tanks (14)-MO
Electrical -MO
Softener Skid (uic)- MO
Transfer Pumps - MO
Disposal Pumps (2) - MO
Control Valves - MO

Contracts

Assignment of Overriding Royalty Interests dated May 14, 2008 (Long Override)

Surface Rights

Nil

Title Documents

See the attached 111 page Mineral Property Report dated July 13, 2009

SCHEDULE "B"

THIS PAGE AND THE FOLLOWING 4 PAGES COMPRISE SCHEDULE "B" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 27th DAY OF AUGUST, 2009 BETWEEN MEGAWEST ENERGY MISSOURI CORP. AND MEGA PARTNERS 1, LLC

AFE's

Nil.

Production Contracts

Nil.

Corporate Inventory

(NOT forming a part of this transaction, whether located in Missouri or elsewhere

Kansas
Boiler 50 mill btu/hr Chetopa
Softener skid (1)
33 Production Wells pumpjacks-tubing-wellheads
21 injection wells
Tanks (10)
Subtotal for Kansas

Kentucky
Casing
Tubing
Rods
Pumpjack gearboxes
Pipe, Valves, Fittings
Wellheads & equip
Fabbed Well Headers remaining inventory shown
Cement Blocks
Metal Strap
Anchors
Texas Gates
Tanks
Softener Skid
Stainless liner
Blue Sky Valve
Subtotal for Kentucky

SCHEDULE "B"
(continued)

Texas

3 - 5 1/2'' QB2 X 8 RD. LTC. L-80 20LB. CROSS OVER JTS.
52 JTS. 5 1/2'' 17LB. J-55 LTC. 8-RD. APPOX. 2.260'.
104 JTS. 5 1/2'' 20LB. L-80, QB2. APPOX. 4,630'.
9 JTS. 8 5/8'' J-55 24LB. LTC. 8 RD. APPOX. 380'.
4 5 1/2'' QB2 CUT-OFF JTS. AND 1 5 1/2'' 17LB J-55 CUT-OFF.
Subtotal for Texas

Surplus equipment
Thermotics 50MMBTU Generator
UI 50MMBTU Steam Generator
Struthers 50 MMBTU Steam Generator
Struthers 50 MMBTU Steam Generator
Struthers 50 MMBTU Steam Generator
Struthers 50 MMBTU Steam Generator
Struthers 50 MMBTU Steam Generator
Subtotal for surplus equipment

Vehicles
pickup truck (leased)
pickup truck (leased)
pickup truck (leased)
utility vehicles
truck and mast
truck and rig
trailer
trailer
farm tractor and mower
Subtotal for vehicles

SCHEDULE "B"
(continued)

Pre-Closing Liabilities

Nil

Wire Transfer

Wachovia NY International
11 Penn Plaza/BSMT 4 Floor
New York, NY
10001

Fed #: ABA 026005092

Beneficiary Bank:
BMO Bank of Montreal
100 King St. West
First Canadian Place
Toronto, Ontario
M6X 1A3

Swift Address: BOFMCAM2

Account with Institution/Beneficiary Bank Identifier:  BOFMCAM2NBB

Beneficiary Account #: 710 – 33082 – 14 Cash 33082
Beneficiary Name: MegaWest Energy Corporation
Beneficiary Address: Suite 800, 926-5th AV SW, Calgary, AB T2P 0N7

SCHEDULE "B"
(continued)

Potential Plugging Obligations

	Common Name	Sec	T		R		State	County	Latitude	Longitude	TD

*	Mashek 4	20	36	N	33	W	MO	Vernon	37.9003513	-94.5940032	380
**	D. Stewart 1	8	35	N	33	W	MO	Vernon	37.84161	-94.59814	344
**	R. Johnson 1	29	35	N	33	W	MO	Vernon	37.79193	-94.58759	310
***	W. Johnson 4	16	35	N	33	W	MO	Vernon	37.82114	-94.58045	315
***	W. Johnson 6	16	35	N	33	W	MO	Vernon	37.81475	-94.57703	280
*	Mashek 6	9	36	N	33	W	MO	Vernon	37.9165	-94.57887	300
*	S. Mashek 2	8	36	N	33	W	MO	Vernon	37.92537	-94.57985	351
^	R. Rourk 3	7	34	N	33	W	MO	Vernon	37.712072	-94.602299	282
*	S. Mashek 3	8	36	N	33	W	MO	Vernon	37.916033	-94.596914	340
*	Mashek 10	16	36	N	33	W	MO	Vernon	37.91227	-94.57297	310
*	DD Fritter 1	16	36	N	33	W	MO	Vernon	37.902546	-94.573822
***	W. Johnson 10	16	35	N	33	W	MO	Vernon	37.82256	-94.583829	320
^	D. Weaver 1	15	34	N	33	W	MO	Vernon	37.697509	-94.529198	262
***	W. Johnson 12	16	35	N	33	W	MO	Vernon	37.81869	-94.57611	285
***	W. Johnson 16	16	35	N	33	W	MO	Vernon	37.82542	-94.58158	285
***	W. Johnson 17	16	35	N	33	W	MO	Vernon	37.82528	-94.57666	315
**	D. Stewart 2	8	35	N	33	W	MO	Vernon	37.8407019	-94.6010588	330

* 6 wells intentionally left open as potentially part of a "next" Project
** 3 wells intentionally left open as part of a potential expansion of the Marmaton River Project
*** 6 wells intentionally left open as part of a potential expansion of the Grassy Creek Project
^ 2 wells to be abandoned - anticipated cost ~$1500/well

Information

-any employees, officers, supervisors, and managers of Seller or MegaWest Energy Corp. located in the Calgary, Alberta office

SCHEDULE "C"

THIS AND THE FOLLOWING PAGE COMPRISE SCHEDULE "C" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 27TH DAY OF AUGUST, 2009 BETWEEN MEGAWEST ENERGY MISSOURI CORP. AND MEGA PARTNERS 1, LLC

PETROLEUM, NATURAL GAS AND GENERAL RIGHTS CONVEYANCE

THIS AGREEMENT made as of the 27th day of August, 2009.

BETWEEN:

MEGAWEST ENERGY MISSOURI CORP., a body corporate, having offices in the City of Calgary, in the Province of Alberta (hereinafter referred to as "Vendor")

- and -

MEGA PARTNERS 1, LLC, a Delaware limited liability company, having offices in New York, New York, USA (hereinafter referred to as "Purchaser")

WHEREAS:

(A)
Vendor and Purchaser entered into that Agreement of Purchase and Sale made as of the 27th day of August, 2009 (the "Sale Agreement") with respect to the "Assets" (which term, when used in this Agreement, has the same meaning as in the Sale Agreement);

(B)
All of the conditions precedent to the obligations of the parties hereto to close the transactions contemplated by the Sale Agreement have either been fulfilled or waived in the manner provided for waiver in the Sale Agreement;

NOW THEREFORE in consideration of the premises hereto and the covenants and agreements hereinafter set forth and contained, the parties hereto covenant and agree as follows:

1.
Vendor hereby sells, assigns, transfers, conveys and sets over to Purchaser, and Purchaser hereby purchases from Vendor, all of the right, title, estate and interest of Vendor (whether absolute or contingent, legal or beneficial) in and to the Assets, TO HAVE AND TO HOLD the same, together with all benefit and advantage to be derived therefrom, absolutely, subject to the terms of the Sale Agreement.

2.
The covenants, representations, warranties and indemnities contained in the Sale Agreement are incorporated herein as fully and effectively as if they were set out herein and there shall not be any merger of any covenant, representation, warranty or indemnity contained in the Sale Agreement by virtue of the execution and delivery hereof, any rule of law, equity or statute to the contrary notwithstanding.

3.
If any term or provision hereof should conflict with any term or provision of the Sale Agreement, the term and provision of the latter shall prevail and this Agreement shall at all times be read subject to all terms and conditions of the Sale Agreement.

SCHEDULE "C"
(continued)

4.
The assignment and conveyance effected by this Agreement is made with full right of substitution of Purchaser in and to all covenants, representations, warranties and indemnities by others heretofore given or made in respect of the Assets or any part thereof.

5.	This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the State of Missouri.

6.	This Agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective administrators, trustees, receivers, successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

MEGAWEST ENERGY MISSOURI CORP.	MEGA PARTNERS 1, LLC, a Delaware limited liability company
Per: __________________________________ Per: __________________________________	By: __________________________________ Name: __________________________________ Title: __________________________________

SCHEDULE "D"

THIS PAGE COMPRISES SCHEDULE "D" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 27TH DAY OF AUGUST, 2009 BETWEEN MEGAWEST ENERGY MISSOURI CORP. AND MEGA PARTNERS 1, LLC

OFFICER'S CERTIFICATE OF VENDOR

TO:	MEGA PARTNERS 1, LLC ("Purchaser")

The undersigned,                                      , being an officer of MEGAWEST ENERGY MISSOURI CORP. ("Vendor"), does hereby certify, for and on behalf of Vendor and not in his/her personal capacity, as follows:

1.	The undersigned is personally familiar, in his/her capacity as an officer of Vendor, with the matters hereinafter mentioned.

2.	This certificate is made pursuant to an Agreement of Purchase and Sale made as of the 27th day of August, 2009 between Vendor and Purchaser (the "Sale Agreement").

3.	The definitions contained in the Sale Agreement are herein adopted and wherever used shall have the meanings ascribed to them in the Sale Agreement.

4.
Except for representations qualified by "material" or "materiality" in which case such representations must be true and accurate in all respects, the representations and warranties of Vendor contained in the Sale Agreement were true in all material respects when made and are true in all material respects as of the date hereof.

5.
Except for obligations qualified by "material" or "materiality" in which case compliance must be performed and complied with in all respects, all obligations of Vendor contained in the Sale Agreement to be performed prior to or at Closing have been timely performed in all material respects.

6.	From the date of the sale Agreement to the date hereof, the Assets have suffered no material, adverse damage or change.

DATED as of the 27th day of August, 2009.

___________________________________________________

SCHEDULE "E"

THIS PAGE COMPRISES SCHEDULE "E" ATTACHED TO AND FORMING PART OF AN AGREEMENT OF PURCHASE AND SALE MADE AS OF THE 27TH DAY OF AUGUST, 2009 BETWEEN MEGAWEST ENERGY MISSOURI CORP. AND MEGA PARTNERS 1, LLC

OFFICER'S CERTIFICATE OF PURCHASER

TO:	MEGAWEST ENERGY MISSOURI CORP. ("Vendor")

The undersigned,                                           , being an officer of MEGA PARTNERS 1, LLC ("Purchaser"), does hereby certify, for and on behalf of Purchaser and not in his/her personal capacity, as follows:

1.	The undersigned is personally familiar, in his/her capacity as an officer of Purchaser, with the matters hereinafter mentioned.

2.	This certificate is made pursuant to an Agreement of Purchase and Sale made as of the 27th day of August, 2009 between Vendor and Purchaser (the "Sale Agreement").

3.	The definitions contained in the Sale Agreement are herein adopted and wherever used shall have the meanings ascribed to them in the Sale Agreement.

4.
Except for representations qualified by "material" or "materiality" in which case such representations must be true and accurate in all respects, the representations and warranties of Purchaser contained in the Sale Agreement were true in all material respects when made and are true in all material respects as of the date hereof.

5.
Except for obligations qualified by "material" or "materiality" in which case compliance must be performed and complied with in all respects, all obligations of Purchaser contained in the Sale Agreement to be performed prior to or at Closing have been timely performed in all material respects.

DATED as of the 27th day of August, 2009.

___________________________________________________